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                                                                    EXHIBIT 23.1


(MCGLADREY & PULLEN LOGO)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-60402) under the Securities Act of 1933 of First Busey Corporation of our report dated April 8, 2003 on our audits of the financial statements of First Busey Corporation Profit Sharing Plan and Trust as of December 31, 2002 and 2001, and for each of the years in the three year period ended December 31, 2002 and supporting schedules as of December 31, 2002, which is included in the Annual Report on Form 11-K for the year ended December 31, 2002.


                                                     /s/ MCGLADREY & PULLEN, LLP

                                                         McGladrey & Pullen, LLP

Champaign, Illinois
June 30, 2003


McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.